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                                                                   EXHIBIT 10.18

                                      LEASE

                                 BY AND BETWEEN

                           ARE-279 PRINCETON ROAD, LLC

                                   as Landlord
                                       and

                        COELACANTH CHEMICAL CORPORATION,

                                    as Tenant


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                                      LEASE

         THIS LEASE is made as of October 21, 1998 ("Effective Date"), by and between ARE-279 PRINCETON ROAD, LLC., a Delaware limited liability company ("Landlord") and COELACANTH CHEMICAL CORPORATION, a Delaware corporation ("Tenant"). All Section references herein are to the provisions of this Lease, unless expressly stated otherwise.

1.       Lease of Premises

         Landlord hereby leases to Tenant and Tenant hereby leases from Landlord upon the terms and conditions hereof, that certain property more particularly described on Exhibit A attached hereto (the "Property") and all improvements located thereon, including, but not limited to, the building containing approximately 42,600 square feet (the "Building"; the Building and the Property are collectively referred to herein as the "Premises").

2.       Basic Lease Provisions

         2.1 For convenience of the parties, certain basic provisions of this Lease are set forth herein.

                  2.1.1    ADDRESS OF THE BUILDING:
                           279 Princeton Road
                           West Windsor, New Jersey 08520

                  2.1.2    Initial Basic Rent:
                           $254,386.25 per annum

                  2.1.3    Initial Monthly Installments of Basic Rent:
                           $21,198.85

                  2.1.4    (a)      Commencement Date: October 21, 1998

                           (b) Expiration Date: January 31, 2004, subject to extension as provided herein.

                  2.1.5 Security Deposit: $84,795.40, subject to adjustment in accordance with Section 9.

                  2.1.6 Permitted Use: scientific research and office uses consistent with Section 10.

                  2.1.7             Address for Rent Payment:

                                    135 N. Los Robles Avenue, Suite 250
                                    Pasadena, CA 91101
                                    Attention: Accounts Receivable

                                    Address for Notices to Landlord:

                                    135 N. Los Robles Avenue, Suite 250
                                    Pasadena, CA 91101
                                    Attention: General Counsel

                  2.1.8             Address for Notices to Tenant
                                    Prior to Tenant occupying the Premises:
                                    100 Jersey Avenue A-103
                                    New Brunsick, NJ 08901
                                    Attention: Eran Broshy

                                    After Tenant occupies the Premises, Tenant's address shall be the address of the Building.



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                  2.1.9             Guarantor of Lease: None

3.       Term

         3.1 This Lease shall be binding upon and inure to the benefit of Landlord and Tenant, and each of their respective successors and permitted assigns from and after the date hereof.

         3.2 The term of this Lease (the "Term") will commence on the Commencement Date and end on the Expiration Date, subject to any extension or termination rights set forth herein.

4.       Possession and Commencement Date

         4.1 Landlord shall endeavor to tender possession of the Premises to Tenant as soon as reasonably possible after the Effective Date, but in any event on or before April 1, 1999 (the "Target Commencement Date"). Landlord shall have no obligation to make any improvements in, or to perform any work to, the Premises, and Tenant shall accept the Premises in "as-is" condition. The provisions of the immediately preceding sentence shall not relieve Landlord of its obligations set forth in Section 18.2 hereof. Tenant agrees, if Landlord fails to so tender possession of the Premises on or before the Target Commencement Date, Landlord shall not be liable to Tenant for any loss or damage resulting there from, and this Lease shall not be void or voidable except as specifically provided in this Section 4.1. If Landlord has not so tendered possession of the Premises by the Target Commencement Date, then either Landlord or Tenant may, by written notice to the other, elect to terminate this Lease. If this Lease is terminated pursuant to this Section 4.1, the Security Deposit shall be returned to Tenant and neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions which, by their terms, survive termination of this Lease.

         4.2 The Commencement date shall be October 21, 1998.

         4.3 Landlord shall permit Tenant to enter the Premises prior to the Commencement Date for purposes of developing plans and specifications for improvements to be made by Tenant to the Premises, provided, that (i) Tenant complies with any requirements imposed by Landlord regarding such entry, (ii) Tenant shall furnish to Landlord evidence satisfactory to Landlord that insurance overages required of Tenant under the provisions of Article 21 are in effect, and (iii) Tenant acknowledges in writing that such entry shall be subject to all the terms and conditions of this Lease other than the payment of Basic Rent and Improvement Rent.

         4.4 Landlord shall be permitted to access areas of the Premises necessary for utilities, services, safety, repair and operation of the Building.

5.       Rent

         5.1 Tenant agrees, commencing on the Commencement Date, to pay Landlord as Basic Rent for the Premises the sum set forth in Section 2.1.2 subject to the rental increases provided in Section 6. Basic Rent shall be paid in equal monthly installments, each in advance of the first day of each and every calendar month during the Term. Notwithstanding anything to the contrary set forth herein, Tenant shall have no obligation to pay Basic Rent for any period prior to the Rent Commencement Date.

         For purposes of this Lease, the term "Rent Commencement Date" shall mean the earlier of (i) February 18, 1999, or (ii) the date Tenant commences the conduct of business in any portion of the Premises. Notwithstanding anything to the contrary contained in this Section 5.1, if the Rent Commencement Date occurs as a result of Tenant occupying 4,000 square feet of space in the Building or less, then Tenant shall pay a proportionate amount of Basic Rent and Improvement Rent, if any, based upon the amount of square feet in the Building Tenant is then occupying until the earlier of (x) the date Tenant is conducting business in more than 4,000 square feet of space in the Building, or (y) February 18, 1999 (the period from the Rent Commencement Date until one of the events described in clauses (x) or (y) occurs is hereinafter referred to as the "Reduced Basic Rent Period"). During the Reduced Basic Rent Period, in addition to the Basic Rent and the Improvement Rent provided above, Tenant shall pay all costs required herein to be paid by Tenant pertaining to the Premises, provided that Landlord shall be responsible for the payment of




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Impositions (as defined in Section 7.1 hereof) during such period. Beginning on the day immediately after the Reduced Basic Rent Period, Tenant shall pay the entire Basic Rent and Improvement Rent, if any, provided in Sections 2.1.2 and 5.2.1, respectively, and all costs required herein to be paid by Tenant, including Impositions.

         5.2 Throughout the Term, Landlord shall pay for the "build-out" of the Premises and other similar improvements made by Tenant to the Premises ("Tenant Improvements") in accordance with this Section 5.2 and Exhibit B, in an aggregate amount not to exceed Two Million Dollars ($2,000,000.00) ("Tenant Improvement Allowance"). Tenant Improvements shall not include repairs to the Premises. In no event shall Landlord be required to disburse more than an aggregate amount of $2,000,000.00 for the Tenant Improvements during the Term (as same may be extended). In addition, Landlord shall not be obligated to disburse the Tenant Improvement Allowance, if (a) Tenant is in Default of any of its obligations under this Lease, (b) Tenant has been in Default under this Lease four (4) or more times during the twelve (12) month period immediately prior to the date Tenant requests payment of the Tenant Improvement Allowance,
(c) since the date of Tenant's initial occupancy of the Premises, Tenant does not occupy at least forty-five percent (45%) of the Building, (d) the Tenant Improvements in question are not completed within six (6) months after the construction thereof has commenced.

                  5.2.1 Beginning on January 1, 2000, Tenant shall pay to Landlord, on an monthly basis together with payments of Basic Rent, for each month during the initial Term of this Lease, an amount equal to sixteen percent (16%) per annum of the total Tenant Improvement Allowance paid by Landlord as of such date and, during any Extension Term (as defined in Section 40.2 hereof), an amount equal to twelve percent (12%) per annum of the total Tenant Improvement Allowance paid by Landlord as of such date (collectively, the "Improvement Rent"). The actual amount of such Improvement Rent shall be set forth in the written acknowledgment by the parties.

                  5.2.2 Landlord shall not be obligated to make any payment of the Tenant Improvement Allowance if Tenant commences Tenant improvements during the last three years of the Term of this Lease, unless Tenant has exercised an Extension Right in accordance with Article 40.

                  5.2.3 If, at any time during the Term of this Lease, fifty percent (50%) or more of the ownership interests with full voting rights in Tenant ("Voting Control") is owned or held by any person or entity, other than Oak Investment Partners, L.P., and/or Oxford Biosciences, L.P. and/or any entity controlling, controlled by or under common control with such respective entities, then (i) Tenant shall pay Landlord, within ten (10) days after demand therefore, all Tenant Improvement Rent payable during the remaining Term of this Lease (including any Extension Term, if Tenant has then exercised its right to extend the Term of this Lease); (ii) Landlord shall have no obligation to make any further disbursements of the Tenant Improvement Allowance during the Term of this Lease, except for disbursements in connection with a Tenant Improvement which has been approved by Landlord as of the date Voting Control is not held by the parties referred to above and the work for such Tenant Improvement has commenced as of such date; and (iii) any principal balance of the Brokerage Loan (as defined in Section 25.1) and any current and unpaid interest thereon shall be due or payable in its entirety within ten (10) days after demand therefore. For purposes of this Section 5.2.3 the terms "control", "controlling" or "controlled" shall mean Voting Control.

         5.3 In addition to Basic Rent and Improvement Rent, Tenant agrees to pay to Landlord as additional rent ("Additional Rent"), at times hereinafter specified in this Lease, any other amounts Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including, without limitation, any and all other sums due by reason of any default of Tenant or failure of Tenant to comply with this Lease, after notice and lapse of applicable cure period.

         5.4 Basic Rent, Improvement Rent and Additional Rent shall together be denominated "Rent". Rent shall be paid to Landlord, without abatement, deduction or offset, in lawful money of the United States of America, at the office of Landlord as set forth in Section 2.1.7 or to such other person or at such other place as Landlord may from time designate in writing. If the Term commences or ends on a day other than the first day of a calendar month, then the Rent for such fraction of a month shall be prorated for such period on the basis of a thirty (30) day month and a three hundred sixty (360) day year and shall be paid at the then current rate for such fractional month.



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6.       Rent Adjustments

         On the second and fourth anniversary of the Commencement Date, Basic Rent shall increase to one hundred two and one half percent (102.5%) of the Basic Rent payable immediately before such adjustment.

         Rent adjustments during the Extension Term shall be determined in accordance with Section 40.2 hereof.

7.       Taxes and Expenses

         7.1 It is the intention of Landlord and Tenant that Basic Rent and Improvement Rent, if any, herein specified shall be net to Landlord in each year during the Term of this Lease. Accordingly, all costs, expenses, and obligations of any kind relating to the Premises (except as otherwise specifically provided in this Lease) which may arise or become due during the Term of this Lease shall be paid by Tenant, and Landlord shall be indemnified by Tenant against such costs, expenses and obligations.

                  7.1.2 Tenant shall pay as Additional Rent hereunder during the Term, to the public officers charged with the collection thereof, before any fine, penalty, interest or cost may be added thereto for the non-payment thereof, all real estate taxes, assessments, water rates and water charges, and other governmental charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature whatsoever in said categories (all of which taxes, assessments, and other governmental charges are hereafter referred to as "Imposition"), that are assessed, levied, confirmed, imposed or become a lien upon the Premises or the sidewalks or streets in front of or adjoining the Premises, or become payable, during the Term of this Lease; provided, however, that if, by law, any such Imposition may at the option of the taxpayer be paid in installments (with no interest accruing on the unpaid balance of such Imposition), Tenant is required to pay only such installments as may become due during the Term of this Lease before any fine, penalty, interest or cost may be added thereto for the non-payment of any such installment. Any Imposition relating to a fiscal period of the taxing authority, a part of which period is included within the Term of this Lease and a part of which is included in a period of time either before the Commencement Date or after the Expiration Date, shall (whether or not such Imposition shall be assessed, levied, confirmed, imposed or become a lien upon the Premises or shall become payable during the Term of this Lease) be adjusted between Landlord and Tenant as of the Commencement Date and/or Expiration Date as may be necessary so that Tenant shall in no event pay any portion of such Imposition which is not applicable to the Term of this Lease.

                  7.1.3 Nothing contained in this Lease shall require Tenant to pay any franchise, corporate, estate, inheritance, succession, capital levy or transfer tax of Landlord.

                  7.1.4 Tenant shall furnish to Landlord for its inspection, upon Landlord's written request, within ten (10) days after the date any amount is payable by Tenant, as provided in this Article, official receipts of the appropriate taxing authorities or other proof satisfactory to Landlord evidencing payment.

                  7.1.5 Tenant, at its sole cost and expense, shall have the right to contest or appeal the validity of any Imposition or the amount of any assessed valuation of the Premises, provided, that, (a) Tenant pays any Impositions prior to contesting same, (b) Tenant obtains Landlord's approval, which shall not be unreasonably withheld, prior to submitting any pleadings or documents in connection with the contest or prior to agreeing to any settlement of such contest, and (c) any action contesting any Imposition or assessment shall not cause Landlord to incur any penalty or interest or in any manner affect Landlord's ownership of the Premises. Landlord agrees that it shall cooperate with Tenant in any such proceeding, provided, that Tenant reimburse Landlord for the actual costs and expenses incurred by Landlord in connection therewith. Tenant shall be entitled to any refund of any such Imposition or other charges and penalties or interest thereon which have been paid by Tenant less any costs incurred by Landlord in assisting Tenant in such proceedings. The term "proceedings" as used herein shall include appeals to any superior or appellate court or body having or claiming jurisdiction over the Premises. Tenant agrees to indemnify and hold Landlord harmless from all costs, expenses, liabilities and damages Landlord may incur as a result of Tenant bringing any contest or appeal to the validity of any Imposition or the amount of any assessed valuation of the Premises (which indemnity shall survive the termination of this Lease).

                  7.1.6 Tenant shall pay, prior to delinquency, any and all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises.



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8.       Intentionally Deleted

9.       Security Deposit

         9.1 Tenant has deposited with Landlord the sum set forth in Section
2.1.5 (the "Security Deposit") in cash, which Security Deposit shall be held by Landlord as security for the performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Term. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, any provision relating to the payment of Rent, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, upon demand therefore, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Security Deposit separate from its general fund, nor shall Tenant be entitled to any interest earned by Landlord on the Security Deposit.

         9.2 In lieu of depositing cash as the Security Deposit, Tenant shall have the right, but not the obligation, to deliver to Landlord an unconditional, irrevocable standby letter of credit in the amount of the Security Deposit set forth in Section 2.1.5 (the "Letter of Credit"), which Letter of Credit shall:
(i) be in a form reasonably acceptable to Landlord, (ii) be issued by, and confirmed by PNC Bank, N.A., or such other financial institution selected by Tenant and reasonably acceptable to Landlord, (iii) be for the benefit of Landlord, but shall be assignable by Landlord to any subsequent purchaser or encumbrancer of the Building or the Property, (iv) be automatically renewable from year to year throughout the term, (v) be payable by sight draft in New Jersey, upon presentation of a certification signed by an officer of Landlord which states a default under the Lease has occurred and has not been cured within any applicable cure period, and (vi) be payable if such Letter of Credit is not renewed on or before the date which is thirty (30) days prior to its expiration. In the event that Tenant delivers to Landlord the Letter of Credit for the Security Deposit, Landlord shall have the right to draw upon the Letter of Credit and use such proceeds in the same manner as provided in Section 9.1 hereof.

         9.3 As of the date that the Basic Rent and Improvement Rent, if any, payable hereunder increases pursuant to Section 6 hereof, Tenant shall deposit with Landlord an additional sum or deposit with Landlord a new Letter of Credit so that the Security Deposit or the Letter of Credit is, at all times, equal to four (4) months of the Basic Rent and Improvement Rent, if any, then required to be paid by Tenant as of such date.

         9.4 Upon the institution of any bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings.

         9.5 Landlord may deliver the Security Deposit to any purchaser of Landlord's interest in the Premises and thereupon Landlord shall be discharged from any further liability with respect to the Security Deposit. This provision shall apply to any subsequent transfers.

         9.6 If Tenant shall fully perform every provision of this Lease to be performed by Tenant, the Security Deposit, or any balance thereof, shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within ninety (90) days after the expiration or earlier termination of this Lease.

10.      Use

         10.1 Tenant shall use the Premises for the purpose set forth in Section
2.1.6 (the "Permitted Use") and shall not use the Premises, or permit or suffer the Premises to be used, for any other purpose without the prior written consent of Landlord which may be withheld in Landlord's sold discretion. Notwithstanding anything to the contrary set forth in this Section 10 or in Section 2.1.6, Tenant agrees that at no time during the Term shall it alter or modify the Premises in such a manner so as to convert laboratory space into office space, nor shall Tenant permit any laboratory space to be used as office space, other than the "Wet lab" areas which may be used by Tenant for office space without such space being converted into office space as a result of Tenant performing any alterations thereto.



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         10.2 Tenant shall not use or occupy the Premises in violation of any federal, state and local laws and regulations, zoning ordinances, or the certificate of occupancy issued for the Building, and shall, upon three (3) days' written notice from Landlord, discontinue any use of the Premises which is declared or claimed by any governmental authority having jurisdiction over the Premises to be a violation of law, regulation or zoning ordinance or of such certificate of occupancy, or which in the opinion of Landlord violates any law, regulation or zoning ordinance or the certificate of occupancy. Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupancy thereof.

         10.3 Tenant shall not do or suffer to be done anything which will invalidate or increase the cost of any fire, environmental, extended coverage or any other insurance policy covering the Premises and shall comply with all rules, orders, regulations and requirements of the insurers of the Premises and/or the Building and Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this Section 10.3.

         10.4 No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant nor shall any changes be made in existing locks or the mechanism thereof without the prior written consent of Landlord. Tenant must, upon termination of this Lease, return to Landlord all keys to the Premises or any part thereof, either furnished to, or otherwise procured by Tenant. If any key so furnished or procured is lost, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

         10.5 No awnings or other projection shall be attached to any outside wall of the Building without Landlord's consent, which shall not be unreasonably withheld or delayed.

         10.6 No sign, advertisement or notice shall be exhibited, painted or affixed by Tenant on or within any part of the Premises without the prior written consent of Landlord which shall not be unreasonably withheld or delayed.

         10.7 Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for all liabilities, costs and expense arising out of or in connection with the compliance of the Premises with the Americans with Disabilities Act, 42 U.S.C. Section 12101, et seq. (together with regulations promulgated pursuant thereto, "ADA") and Tenant hereby indemnities and agrees to defend and hold Landlord harmless from and against any loss, cost, liability or expense (including reasonable attorneys fees and disbursements) arising out of any failure of the Premises to comply with the ADA.

11.      Brokers

         11.1 Tenant represents and warrants it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease and Tenant knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Tenant hereby indemnifies and shall defend, hold and save Landlord harmless from and against any and all claims for any commissions or fees in connection with this Lease made by any broker or finder having worked, or claiming to have worked, on behalf of Tenant. If the representations in this Sections 11.1 are inaccurate, and as a result thereof Tenant is responsible for paying any brokerage commission in connection with this Lease, Landlord shall loan Tenant the amount of such brokerage commission, in an amount not to exceed $70,000.00 (the "Brokerage Loan"). In such event, Tenant shall execute loan documents reasonably satisfactory to Landlord which shall provide that Tenant shall pay, in monthly installments, interest on the amount loaned to tenant equal to twelve percent (12%) per annum with the principal being repaid within five (5) years. Notwithstanding anything to the contrary contained in this section 11.1, Landlord shall have no obligation to make Brokerage Loan to Tenant if (i) Tenant is in Default of any provisions of this Lease, or (ii) Tenant has been in Default under this Lease four (4) or more times during the twelve (12) month period immediately prior to the date Tenant requests Landlord to make the Brokerage Loan.

         11.2 Landlord represent and warrants it has had no dealings with any real estate broker or agent in connections with the negotiation of this Lease and Landlord knows of no other real commission in connection with




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this Lease. Landlord hereby indemnifies and shall defend, hold and save Tenant harmless from and against any and all claims for any commissions or fees in connection with this Lease made by any broker or finder having worked, or claiming to have worked, on behalf of Landlord.

12.      Holding Over

         12.1 If, with Landlord's express written consent, tenant holds possession of all or any part of the Premises after the expiration or earlier termination of the Term, Tenant shall become a tenant month-to-month upon date of such expiration or earlier termination, and in such case Tenant shall continue to pay Basic Rent and Improvement Rent, if any, in the amount payable upon the date of the expiration or earlier termination of this lease or such other amount as Landlord may indicate, in Landlord's sole and absolute discretion, and all other provisions, representations, covenants and agreements contained herein, other than with respect to the Term and any extensions thereof, but specifically including, without limitations, the adjustment of Basic rent pursuant to Section 6, shall remain in full force and effect.

         12.2 Notwithstanding the foregoing, if tenant remains in possession of the Premises after expiration or earlier termination of the Term without the express written consent of Landlord, tenant shall become a tenant at sufferance upon the terms of this Lease except the monthly rental shall be equal to one hundred fifty percent (150%) of the Basic rent, the Improvement Rent, if any, and Additional Rent in effect during the last thirty (30) days of the term. Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant's holding over.

         12.3 Acceptance by Landlord of Rent after such expiration or earlier termination of the Term shall not result in a renewal or reinstatement of this lease.

         12.4 The foregoing provisions of this Article 12 are in addition to, and do not affect, Landlord's right to re-entry or any other rights of Landlord hereunder or as otherwise provided by law.

13.      Intentionally Deleted

14.      Condition of Premises

         Tenant acknowledges neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Premises or the Building, or with respect to the suitability of same for the conduct of tenant's business. The taking of possession of the Premises by Tenant shall, except as otherwise agreed in writing by Landlord and Tenant, conclusively establish the Premises and Building were at such time in good, sanitary and satisfactory condition and repair.

15.      Rule and regulations

         15.1 Tenant shall Have the right to use the Premises, subject to the rules and regulations adopted by Landlord and attached hereto as Exhibit "C", together with such other reasonable and nondiscriminatory rules and regulations as are hereafter promulgated by Landlord in its reasonable discretion (the "Rules and Regulations").

16.      Utilities and Services

         16.1 Tenant shall pay for all water, (including the cost to service, repair and replace reverse osmosis, deionized and other treated water), gas, heat, light, power, telephone and other utilities supplied to the Premises, together with any fees, surcharges and taxes thereon.

         16.2 Landlord shall not be liable for, not shall any eviction of Tenant result from, the failure to furnish any such utility or service whether or not such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, governmental regulation, moratorium or other governmental action, inability despite the exercise of reasonable diligence or by any other cause, including the gross negligence of Landlord. Upon any such failure, tenant shall not be entitled to any abatement or reduction of rent, nor be relieved from operation of any covenant or agreement of this lease.



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         16.3 Tenant shall pay directly to the applicable utility or service provider, prior to delinquency, for any separately metered utilities and services which may be furnished to tenant or the Premises during the Term, and, within five (5) days after request, deliver to Landlord evidence of such payment.

         16.4 Tenant shall not, without the prior written consent of Landlord, use any device in the Premises, which will in any way increase the amount of ventilation, air exchange, gas, steam, electricity or water beyond the existing capacity of the Building.

         16.5 Landlord reserves the right to stop service of the elevator, plumbing, heating, ventilation, air conditioning and electric systems, when necessary, by reason of accident or emergency or for repairs, alterations or improvements, in the judgment of Landlord desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed, and Landlord shall have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilation, heating, air conditioning or electric service during any such period of interruption; provided, however, that Landlord shall give Tenant twenty-four (24) hours advance notice of any planned stoppage of services in the Building for routine maintenance and repair. No such advance notice shall be required for unscheduled repairs. Landlord shall have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilation, air conditioning or electric service, when prevented from doing so by strike or accident, or by laws, rules, order, ordinances, directions, regulations or requirements of any federal, state, county or municipal authority or failure to deliver gas, oil or other suitable fuel supply or inability by exercise or reasonable diligence to obtain gas, oil or other suitable fuel.

17.      Alterations

         17.1 Tenant shall comply with the provisions of Exhibit B in connection with performing any Tenant Improvements. With respect to any alterations, additions or improvements in or to the Premises which will not be paid for from the Tenant Improvement Allowance, and is therefore not deemed to be a Tenant improvement, Tenant shall comply with the following provisions of Exhibit B attached hereto: Sections 1.1, 1.3, the first paragraph in Article 3, Sections 3.1, 3.3, 3.5, 5.1, 7.2 and 7.3, Article 8, Article 9 and Section 10.1. With regard to any alterations made by Tenant, the time periods for any Landlord approval or consent set forth in the articles and sections of Exhibit B referred to above shall be ten (10) business days, rather than the time periods set forth in said sections and articles. Except as expressly provided herein, Landlord's consent shall not be required for any alteration, addition or improvement which costs less than $50,000.00, when aggregated with the cost of any other work by Tenant in the immediately preceding twelve (12) month period, but Tenant shall give Landlord written notice of such improvements at least ten (10) business days prior to the commencement of such work. For any improvements that do not require Landlord's consent, Tenant shall comply with the provisions of Exhibit B set forth above, other than those provisions that require Landlord's consent to any plans with respect to such improvements. For any work or alteration which costs more than $50,000.00 but less than $150,000.00, when aggregated with the cost of any other work by Tenant in the immediately preceding twelve (12) month period, Tenant must obtain Landlord's prior written consent, which approval shall not be unreasonably withheld. For any work or alteration which costs more than $150,000.00 when aggregated with the cost of any other work by Tenant in the immediately preceding twelve (12) month period, Landlord's written consent shall be required and may be withheld by Landlord in its sole and absolute discretion. Notwithstanding anything to the contrary provided above, if any proposed alteration, addition or improvement affects: (i) any structural portions of the Building including exterior walls, roof, foundation and core of the Building, (ii) the exterior of the Building, or (iii) any Building systems, including elevator, plumbing, air conditioning, heating, electrical, security, life safety and power, then Landlord may withhold its consent with respect thereto in its sole and absolute discretion. In seeking Landlord's approval, Tenant shall provide Landlord, at least 10 business days in advance of any proposed construction, with plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord.

         17.2 Tenant agrees there shall be no construction of partitions or other obstructions which might interfere with free access to mechanical installation or service facilities of the Building or interfere with the moving of Landlord's equipment to or from the enclosures containing said installations or facilities.

         17.3 Tenant agrees any work by Tenant shall be accomplished in such a manner as to permit fire sprinkler system and fire water supply lines to remain fully operable at all times.

         17.4 Tenant covenants and agrees all work done by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, directions, regulations and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction, and in full compliance with the rules, orders, directions, regulations, and requirements of any applicable fire rating bureau. Tenant shall provide Landlord with "as-built" plans showing any change in the Premises.

         17.5 Before commencing any work which, (i) costs more than $50,000.00 (when aggregated with the cost of any other work by Tenant in the immediately preceding 12 month period), or (ii) which Landlord does not have to be reasonable in granting its approval pursuant to Section 17.1 hereof, tenant shall, if required by Landlord, secure at Tenant's own cost and expense, a completion and lien indemnity bond satisfactory to Landlord for said work.

         17.6 All alterations, attached equipment, decorations, fixtures, trade fixtures, additions and improvements, subject to Section 17.8, attached to or built into the Premises, made by either of Landlord or Tenant, including (without limiting the generality of the foregoing) all floor and wallcovering, built-in cabinet work and paneling, sinks and related plumbing fixtures, exterior venting fume hoods and walk-in freezers and refrigerators (if paid for by the Landlord or with the proceeds of the Tenant Improvement Allowance), clean rooms, climatized rooms, ductwork, conduits, electrical panels circuits, shall become the property of Landlord upon expiration or earlier termination of the term of this Lease, and shall remain upon and be surrendered with the Premises as a part thereof; provided, however, Landlord may at any time elect to cause Tenant to remove any such items from the Premises upon the expiration or earlier termination of this Lease, and, if Landlord so elects, Tenant shall remove such alterations, attached equipment, decorations, fixtures, trade fixtures, additions and improvements upon the expiration or earlier termination of this Lease and restore any damage caused by or occasioned as a result of such removal.

         17.7 Tenant shall repair any damage to the Premises caused by Tenant's removal of any property from the Premises. During any such restoration period, tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant.

         17.8 All moveable business and trade fixtures, machinery and equipment, together with all additions and accessories thereto, installed in and upon the Premises by Tenant, the removal of which shall not damage the Premises and which were not paid for by the tenant Improvement Allowance, shall be and remain the property of tenant and may be moved by Tenant at any time during the Term. If Tenant shall fail to remove all of its effects from the Premises prior to expiration or earlier termination of this Lease, then Landlord may, at its option, remove the same in any manner Landlord shall choose, and store said effects without liability to Tenant for loss thereof or damage thereto, and Tenant agrees to pay Landlord upon demand any expenses incurred in connection with such removal and storage or Landlord may, at its option, without notice, sell said property or any of the same, at private sale without legal process, for such price as Landlord may obtain and apply the proceeds of such sale against any amounts due under this Lease from Tenant to Landlord and against any expenses incident to the removal, storage and sale of said personal property.

         17.9 Notwithstanding any other provision of this Article 17 to the contrary, in no event may Tenant remove any improvement from the Premises as to which Landlord contributed payment, including, without limitation, the Tenant Improvements made pursuant to the Work Letter without Landlord's prior written consent, which my be withheld in Landlord's sole discretion.

         17.10 For any work or alteration which requires Landlord's consent pursuant to Sections 17.1 hereof, Tenant shall pay to Landlord as Additional Rent an amount equal to three percent (3%) of all amounts expended by Tenant to complete any work alteration for monitoring and inspecting Tenant's work, which amounts and costs shall not exceed $50,000.00, in the aggregate for any work or alteration made in any twelve (12) month period. For purposes of payment of such sum, Tenant shall submit to Landlord copies of all bills, invoices, and statements covering the costs of such charges, which will be accompanied by payment to the Landlord of the percentage fee set forth above. Tenant shall reimburse Landlord for any extra expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, or by reason of delays caused by such work, or by, or by reason of delays caused by such work, or by reason of inadequate cleanup.

18.      Repairs and Maintenance

         18.1 Tenant shall, at its own cost and expense, keep and maintain the Premises, including, but not limited to, the parking areas, the heating, ventilating and air conditioning systems and the sprinkler system in a first-class manner consistent with other buildings of the same use and class and located within the vicinity of the Premises, and all repairs and replacements shall be in quality and class at least equal to the original work. Landlord shall assign to Tenant all warranties and guaranties, if any, pertaining to any component of the Premises which is Tenant's responsibility to maintain pursuant to the terms hereof. Tenant shall, at its own cost and expense, maintain and provide for regular lawn and general landscape maintenance and parking and driveway repairs on the Premises.

         Prior to Tenant making any repair to, or a replacement of, any component of the Building, which costs more than ten thousand dollars ($10,000.00) and which, in accordance with generally accepted accounting principles, would be deemed to be a capital improvement (a "Capital Repair"), Tenant shall deliver to Landlord: (a) plans and specifications for any such repair and/or replacement, (b) the contracts with the general contractor and all subcontractors who are to perform such repair and/or replacements, and (c) any and all warranties and guaranties from the companies supplying the replacement components to the Building (collectively the "Construction Documents"). Tenant agrees that it shall comply with the following provisions of Exhibit B in making any Capital Repair: Sections 1.1, 1.3, the first paragraph in Article 3; Sections 3.1, 3.3, 3.4, 3.5, 5.1, 7.2 and 7.3, Article 8, Article 9 and Section
10.1. With respect to any capital repair, the time periods provided for any Landlord approval or consent set forth in the sections and articles of Exhibit B referred to above shall be ten (10) business days, rather than the time periods set forth in said sections and articles.

         At any time prior to Landlord approving any Capital Repair, Landlord shall have the right to elect to perform such Capital Repair pursuant to the Construction Documents or pursuant to plans and specifications and contracts mutually agreed to by Landlord and Tenant.

         If Landlord does not elect to perform the Capital Repair, Landlord shall reimburse Tenant for the cost actually paid by Tenant in performing the Capital repair within thirty (30) days after receipt of the following documents (the "Reimbursement Documents").

         (a) invoices from the general contractor and all subcontractors indicating that such invoices have been paid in full;

         (b) a statement from the general contractor indicating that all amounts payable to the general contractor under the general contract have been paid in full and all subcontractors performing work with respect to the Capital Repair has been paid in full;

         (c) lien waivers from the general contractor and each subcontractor performing the Capital Repair; and

         (d) if there are plans and specifications for such Capital Improvement, a certificate from a licensed architect providing that the Capital Repair has been performed in accordance with the plans and specifications approved by Landlord.

         In no event shall Landlord have an obligation to reimburse Tenant for the costs of performing a Capital Repair if Tenant is then in Default under this Lease or if tenant has been in Default of any of its obligations under this Lease more than four (4) times in the twelve (12) month period immediately prior to the date Tenant delivers to Landlord the Reimbursement Documents. Any amounts paid to Landlord in connection with a Capital Repair (whether or not Landlord made the Capital Repair or reimbursed Tenant for the costs of a Capital Repair) shall not be credited against the Tenant Improvement Allowance).

         If Landlord reimburses Tenant for a Capital Improvement as provided above or if Landlord performs any Capital Improvement on behalf of Tenant, Tenant shall pay Landlord, as Additional rent on a monthly basis together with payments of Basic rent, the following:

                  (a) for a repair which is not a replacement of any component of the Building, Tenant shall pay the annual amortized cost of the Capital Improvement amortized over the shorter of (i) the remaining useful life of the asset as determined in accordance with generally accepted accounting principles, and (ii) the remaining Term of this Lease, including any renewal options which have not been exercised (or, if all renewal options have been exercised, for the purposes of this Section 18.1 only, Tenant shall be deemed to have one renewal option of 5 years), but in no event more than ten (10) years; and

                  (b) for a replacement of any component of the Building, as compared to a repair thereof, Tenant shall pay the annual amortized cost of the Capital Improvement amortized over the longer of (i) the remaining useful life of the asset as determined in accordance with generally accepted accounting principles, and (ii) the remaining Term of this Lease, including any renewal options which have not been exercised (or, if all renewal options have been exercised, for purposes of this Section 18.1 only, Tenant shall be deemed to have one renewal option of 10 years).

         18.2 Landlord shall, at its own cost and expense, maintain the structural portions of the Premises, consisting of the roof, foundation and footings, exterior and load bearing walls, load bearing cables and floors, and shall in a reasonable manner repair or replace same as the need shall arise unless due to the intentional acts or negligence of the Tenant, its agents, servants, employees or invitees, in which case Tenant shall be responsible for such repairs. Landlord shall have no obligation to maintain or repair any other aspects of the premises, such responsibility being Tenant's pursuant to Section
18.1 hereof.

19.      Liens

         19.1 Subject to the immediately succeeding sentence, Tenant shall keep the Premises and the Building free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Tenant further covenants and agrees that any mechanic's lien filed against the Premises or against the Building for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within twenty (20) days after the filing thereof, at the sole cost and expense of Tenant.

         19.2 Should Tenant fail to discharge any lien described in Section 19.1 within the time periods provided therein, Landlord shall have the right, but not the obligation, to discharge such lien. In such event, Tenant shall pay Landlord as Additional Rent landlord's costs of discharging such lien within ten (10) days after delivery to Tenant of notice of the costs incurred by Landlord. The failure of Tenant to reimburse Landlord for such costs within such ten (10) day period shall be a Default by Tenant, and Landlord shall have the right to exercise any remedies it may have under this Lease.

         19.3 Notwithstanding anything to the contrary contained in this Article 19, landlord hereby waives any lien it may have at law or in equity on any personal property owned or used by Tenant, provided, that such personal property was not paid for by the Tenant Improvement Allowance.

20.      Indemnification and Exculpation

         20.1 Tenant hereby indemnities and agrees to defend and save Landlord harmless from and against any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys' fees, charges and disbursements), for injury or death to person or injury to property occurring within or about the Premises, arising directly or indirectly out of Tenant's, its employees', agents', or guests' use or occupancy of the Premises or a breach or default by Tenant in the performance of any of its obligations hereunder, unless caused solely by the willful act or gross negligence of the Landlord.

         20.2 Landlord shall not be liable to Tenant and Tenant assumes all risk of damage to personal property, production or scientific research, including loss of records kept within the Premises, unless and except if such loss is due to willful disregard of Landlord. Tenant further waives any claim for injury to Tenant's business or loss of income relating to any such damage or destruction of personal property including any loss of records.

         20.3 Tenant acknowledges and agrees Landlord shall not be liable for injuries or losses caused by criminal acts of third parties and the risk that any security device or service may malfunction or otherwise be circumvented by a criminal is assumed by Tenant. Tenant shall, at Tenant's sole cost, obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

21.      Insurance - Waiver of Subrogation

         21.1 At all times during the Term of this Lease, Tenant, at its sole cost and expense, shall maintain standard fire and extended coverage insurance covering the Building and any other improvements on the Premises in an amount not less than one hundred (100%) percent of the "replacement cost", insuring against the perils of fire, lightning and extended coverage. Tenant shall provide Landlord with a certificate of insurance on or before the Commencement Date evidencing the insurance coverage as one hundred (100%) percent of the replacement cost as provided above and renewal certificates shall be furnished to Landlord at least thirty (30) days prior to the expiration date of each policy for which the certificate was theretofore furnished.

                  The insurance required by Tenant pursuant to this Section 21.1 shall be obtained by Landlord, and Tenant shall reimburse Landlord for the cost thereof within ten (10) days after receipt of notice of such cost from Landlord. The payments due under this Section 21.1 shall be deemed to be Additional Rent.

                  If the Buildings or other improvements situated upon the Premises should be damaged or destroyed by fire, tornado or any other casualty, Tenant shall give immediate written notice thereof to Landlord.

         21.2 At all times during the Term of this Lease, Tenant, at its own cost, shall procure and maintain comprehensive public liability insurance with limits of not less than $3,000,000.00 per occurrence for death or bodily injury and not less than $1,000,000.00 for property damage with respect to the Premises.

         21.3 The aforesaid insurance required of Tenant shall name Landlord, its officers, employees and agents, as additional insureds and, with respect to the insurances described in Section 21.1, as a named insured (with all loss proceeds thereof expressly being made payable to Landlord). Said insurance shall be with companies having a rating of not less than a policyholder rating of A and financial category rating of at least Class XII in "Best's Insurance Guide." Tenant shall obtain for Landlord from the insurance companies or cause the insurance companies to furnish certificates of coverage to Landlord. No such policy shall be cancelable or subject to reduction of coverage or other modification or cancellation except after 30 days prior written notice to Landlord from the insurer. All such policies shall be written as primary policies, not contributing with and not in excess of the coverage which Landlord may carry. Tenant's policy may be a "blanket policy" which specifically provides the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, at least 20 days prior to the expiration of such policies, furnish Landlord with renewals or binders. Tenant agrees if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and at its cost to be paid as Additional Rent.

         21.4 Tenant assumes the risk of damage to the Premises, the Building, any fixtures, goods, inventory, merchandise, equipment, and leasehold improvements, and Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom relative to such damage all as more particularly heretofore set forth within this Lease. Tenant, at Tenant's cost, shall carry such insurance as Tenant desires for Tenant's protection with respect to personal property of Tenant or business interruption.

         21.5 In each instance where insurance is to name Landlord, its officers, employees and agents as additional insureds, Tenant shall upon written request of Landlord also designate any one or more of the following as additional insureds and deliver certificates evidencing same to the following parties: (i) any lender of Landlord holding a security interest in the Building or real property upon which the Building is situated, and/or (ii) the landlord under any lease wherein Landlord is tenant of the real property upon which the Building is located if the interest of Landlord is or shall become that of a tenant under a ground lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Premises, if any.

         21.6 Landlord and Tenant each hereby waive any and all rights of recovery against the other and against the officers, directors, employees, agents, and representatives of the other, on account of loss or damage occasioned to such waiving party or its property or the property of others under its control to the extent such loss or damage is insured against under any fire and extended coverage insurance policy which either party may have in force at the time of such loss or damage or which Tenant is required to carry pursuant to the terms hereof. Each policy of insurance Tenant is required to procure and maintain pursuant to the terms of this Article 21 shall contain a waiver by the insurer of the right to subrogation against Landlord, including a statement that the insurance shall not be invalidated should any insured waive in writing prior to a loss any and all right of recovery against any party for loss of the property described in the insurance policy.

         21.7 Landlord may require insurance policy limits to be raised to conform with requirements of Landlord's lender.

22.      Damage or Destruction

         22.1 Upon a partial destruction of the Building by fire or other perils covered by extended coverage insurance, not exceeding twenty-five percent (25%) of the full replacement cost thereof, and if the damage thereto is such that the building may be repaired, reconstructed or restored within a period of six (6) months from the date of the happening of such casualty and provided Landlord receives insurance proceeds sufficient to cover the cost of such repairs, Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect.

         22.2 Upon any damage to or destruction of the Building, other than as provided in Section 22.1, Landlord may elect to repair, reconstruct and restore the Building, in which case this Lease shall continue in full force and effect. If Landlord elects not to repair then this Lease shall terminate as of date of destruction.

         22.3 Landlord shall give written notice to Tenant of its election not to repair, reconstruct or restore the Building within the 60 day period following the date of damage or destruction.

         22.4 Upon any termination of this Lease under any of the provisions of the Article, the parties shall be released thereby without further obligation to the other from the date possession of the Premises is surrendered to Landlord except for items which have theretofore occurred or any obligations which specifically survive the termination of this Lease as provided in this Lease.

         22.5 During any repair, reconstruction and restoration as herein provided, the rental provided to be paid under this Lease shall be abated proportionately based on the extent to which Tenant's use of the Premises is impaired during the period of such repair, reconstruction or restoration, unless Landlord provides Tenant with other space during the period of repair, which in Tenant's reasonable opinion is suitable for the temporary conduct of Tenant's business.

         22.6 Notwithstanding anything to the contrary contained in this Article 22, should Landlord be delayed or prevented from completing the repair or restoration of the damage to the Premises after the occurrence of such damage or destruction by reason of acts of God, war, governmental restrictions, inability to procure the necessary labor or materials, strikes, or other causes beyond the control of Landlord, the time for Landlord to commence or complete repairs shall be extended, provided, at the election of Landlord, Landlord shall be relieved of its obligation to make such repairs or restoration and Tenant shall be released from its obligation under this Lease as of the end of eight (8) months from date of destruction, if repairs required to provide Tenant use of the Premises are not then substantially complete.

         22.7 If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repairs or restoration only of those portions of the building and the Premises which were originally provided at Landlord's expense; the repair and restoration of items not provided at Landlord's expense shall be the obligation of Tenant. If Tenant elected to upgrade certain improvements from the standard normally provided by Landlord, Landlord shall, upon the need for replacement due to an insured loss, provide only the standard Landlord improvements unless Tenant shall elect to again upgrade and pay any additional cost of such upgrades, except to such extent as insurance proceeds which, if received, the excess proceeds are adequate to provide such upgrades, in addition to providing for basic reconstruction and standard improvements.

         22.8 Notwithstanding anything to the contrary contained in this Article, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Article occurs during the last 24 months of the Term, or to the extent insurance proceeds are not available therefore.

23.      Eminent Domain

         23.1 If the whole of the Premises, or such part thereof as shall materially and substantially interfere with Tenant's use and occupancy thereof, shall be taken for any public or quasi public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to said authority.

         23.2 Upon a partial taking of the Premises which does not materially and substantially interfere with Tenant's use of the Premises, Landlord may elect to terminate this Lease as of such taking if such taking is, in the sole opinion of Landlord, of a material nature such as to make it uneconomical to continue use of the unappropriated portion for purposes of leasing such space to Tenant.

         23.3 Tenant shall be entitled to any award which is specifically awarded as compensation for the taking of Tenant's personal property, which was installed at Tenant's expense and for costs of Tenant moving to a new location. Except as set forth in the immediately preceding sentence, any award for such taking shall belong to Landlord.

         23.4 If, upon any taking of the nature described in this Article 23, this Lease continues in effect, Landlord shall promptly proceed to restore the Premises to substantially the same condition prior to such partial taking. To the extent such restoration is feasible, as determined by Landlord in its sole discretion, the Rent shall be abated proportionately based upon the extent to which Tenant's use of the Premises has decreased on the basis of the percentage of the rental value of the Premises after such taking and the rental value of the Premises prior to such taking.

24.      Defaults and Remedies

         24.1 Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Tenant shall reimburse Landlord for any actual costs Landlord incurs as a result of such late payments. In addition, Rent not paid when due shall bear interest from the 5th day after the date due until paid at the lesser of (i) 12% annum or (ii) the maximum rate permitted by law.

         24.2 No payment by Tenant or receipt by Landlord of a lesser amount than the Rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided. If at any time a dispute shall arise as to any amount or sum of money to be paid by Tenant to Landlord, Tenant shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the fight on the part of Tenant to institute suit for recovery of the payment paid under protest.

         24.3 If Tenant fails to pay any sum of money required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, Landlord may, without waiving or releasing Tenant from any obligations of Tenant, but shall not be obligated to, make such payment or perform such act. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 12% per annum or highest rate permitted by law, whichever is less, shall be payable to Landlord on demand as Additional Rent.

         24.4 The occurrence of any one or more of the following events shall constitute "Default" hereunder by Tenant:

                  24.4.1 The failure by Tenant to make any payment of Rent as and when due within three (3) days after the date such rent is due;

                  24.4.2 The failure by Tenant to observe or perform any obligation or covenant contained herein (other than described in Sections 24.4.1 and 24.4.10) to be performed by Tenant, where such failure shall continue for a period of 30 days after written notice thereof from Landlord to Tenant. Such notice shall be in lieu of, and not in addition to, any notice required under applicable law; provided, if Tenant's Default reasonably requires more than 30 days to cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within the said 30 day period and thereafter diligently prosecute the same to completion, further provided, however, such cure is completed no later than 90 days from the date of written notice;

                  24.4.3 Tenant makes an assignment for the benefit of creditors;

                  24.4.4 A receiver, trustee or custodian is appointed to, or does, take title, possession or control of all or substantially all, of Tenant's assets;

                  24.4.5 Tenant files a voluntary petition under the Bankruptcy Code (or any similar law) or an order for relief is entered against Tenant pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code;

                  24.4.6 Any involuntary petition is filed against the Tenant under any chapter of the Bankruptcy Code and is not dismissed within 90 days;

                  24.4.7 Tenant's interest in this Lease is attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action;

                  24.4.8 The use of the Premises or any part thereof for any purpose other than expressly specified in Article 10 and such use shall continue for a period of five (5) days after notice;

                  24.4.9 Tenant fails to maintain the insurance required pursuant to Article 21, or Tenant fails to deliver to Landlord the insurance certificates required by Article 21 within the time periods set forth in Article 21, and such default shall continue for a period of five (5) days after notice; or

                  24.4.10 The failure by Tenant to observe or perform any obligation or covenant contained in Article 39 hereof to be performed by Tenant, where such failure shall continue for a period of 15 days after written notice thereof from Landlord to Tenant. Such notice shall be in lieu of, and not in addition to, any notice required under applicable law; provided, if Tenant's Default reasonably requires more than 15 days to cure, then Tenant shall not be deemed to be in default if Tenant shall Commence such cure within said 15 day period and thereafter diligently prosecute the same to completion, further provided, however, such cure is completed no later than 45 days from the date of written notice.

Notices given under this Section 24.4 shall specify the alleged default and shall demand Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period of time, or quit the Premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice.

         24.5 This Lease and the Term and estate hereby granted are subject to the limitation that whenever a Default shall have happened and be continuing, Landlord shall have the right, at its election, then or thereafter while any such Default shall continue and notwithstanding the fact that Landlord may have some other remedy hereunder or at law or in equity, to give Tenant written notice of Landlord's intention to terminate this Lease on a date specified in such notice, which date shall be not less than five (5) days after the giving of such notice, and upon the date so specified, this Lease and the estate hereby granted shall expire and terminate with the same force and effect as if the date specified in such notice were the date hereinbefore fixed for the expiration of this Lease, and all right of Tenant hereunder shall expire and terminate, and Tenant shall be liable as hereinafter in this Section 24.5 provided. If any such notice is given, Landlord shall have, on such date so specified, the right of re-entry and possession of the Premises and the right to remove all persons and property therefrom and to store such property in a warehouse or elsewhere at the risk and expense, and for the account, of Tenant. Should Landlord elect to re-enter as herein provided or should Landlord take possession pursuant to legal proceedings of pursuant to any notice provided for by law, Landlord may from time to time re-let the Premises or any part thereof for such term or terms and at such rental or rentals and upon such terms and conditions as Landlord may deem advisable, with the right to make commercially reasonable alterations in and repairs to the Premises.

         24.6 In the event of any of any termination of this Lease as in this
Article 24 provided or as required or permitted by law, Tenant shall forthwith quit and surrender the Premises to Landlord, and Landlord may, without further notice, enter upon, re-enter, possess and repossess the same by summary proceedings, ejectment or otherwise, and again have, repossess and enjoy the same as if this Lease had not been made, and in any such event Tenant and no person claiming through or under Tenant by virtue of any law or an order of any court shall be entitled to possession or to remain in possession of the Premises but shall forthwith quit and surrender the Premises. Landlord, at its option, notwithstanding any other Provision of this Lease, shall be entitled to recover from Tenant, as and for liquidated damages, the sum of:

                  (a) all Basic Rent, Improvement Rent, Additional Rent and other amounts payable by Tenant hereunder then due or accrued and unpaid, and

                  (b) the amount equal to the aggregate of all unpaid Basic Rent, Improvement Rent and Additional Rent which would have been payable if this Lease had not been terminated prior to the end of the Term then in effect, discounted to its then present value in accordance with accepted financial practice using a rate of five percent (5%) per annum, for loss of the bargain; and

                  (c) all other damages and expenses (including attorneys' fees and expenses), if any, which Landlord shall have sustained by reason of the breach of any provision of this Lease; less

                  (d) (i) the net proceeds of any re-letting actually received by Landlord and (ii) the amount of damages which Tenant proves could have been avoided had Landlord taken reasonable steps to mitigate its damages. Landlord shall conclusively be deemed to have attempted to mitigate its damages if the Premises are listed with a reputable broker doing business in the Mercer County area and requesting market rate.

         24.7 Nothing herein contained shall limit or prejudice the right of Landlord, in any bankruptcy or insolvency proceeding, to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any bankruptcy or insolvency proceedings, or to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law whether such amount shall be greater or less than the excess referred to above.

         24.8 Nothing in this Article 24 shall be deemed to affect the right of either party to indemnifications pursuant to this Lease.

         24.9 If Landlord terminates this Lease upon the occurrence of a Default, Tenant will quit and surrender the Premises to Landlord or its agents, and Landlord may, without further notice, enter upon, re-enter and repossess the premises by summary proceedings, ejectment or otherwise. The words "enter", "re-enter", and "re-entry" are not restricted to their technical legal meanings.

         24.10 If either party shall be in default in the observance or performance of any provision of this Lease, and an action shall be brought for the enforcement thereof in which it shall be determined that such party was in default, the party in default shall pay to the other all fees, costs and other expenses which may become payable as a result there of or in connection therewith, including attorneys' fees and expenses.

         24.11 If tenant shall default in the keeping, observance or performance of any covenant, agreement, term, provision or condition herein contained, Landlord, without thereby waiving such default, may perform the same for the account and at the expense of Tenant (a) immediately or at any time thereafter and without notice in the case of emergency or in case such default will result in a violation of any legal of insurance requirements, or in the imposition of any lien against all or any portion of the Premises, and (b) in any other case if such default continues after the cure period provided in Section 24.4.2 . All reasonable costs and expenses incurred by Landlord in connection with any such performance by it for the account of Tenant and also all reasonable costs and expenses, including attorneys' fees and disbursements incurred by Landlord in any action or proceeding (including any summary dispossess proceeding) brought by Landlord to enforce any obligation of Tenant under this Lease and/or right of Landlord in or to the Premises, shall be paid by Tenant to Landlord within ten (10) days after demand.

         24.12 Except as otherwise provided in this Article 24, no right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other legal or equitable right or remedy given hereunder, or now or hereafter existing. No waiver of any provision of this Lease shall be deemed to have been made unless expressly so made in writing. Landlord shall be entitled, to the extent permitted by law, to seek injunctive relief in case of the violation, or attempted or threatened violation, of any provision of this Lease, or to seek a decree compelling observance or performance of any provision of this Lease, or to seek any other legal or equitable remedy.

25.      Assignment or Subletting

         25.1 Without Landlord's prior written consent, Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises and any attempt to do any of the foregoing shall be void and of no effect. For purposes of this paragraph, a transfer of ownership interests controlling Tenant shall be deemed an assignment of this Lease unless such ownership interests are publicly traded or are in connection with a private placement, financing or initial public offering. Notwithstanding the above, Tenant may assign or sublet the Premises, or any part thereof, to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a "Tenant Affiliate"), without the prior written consent of Landlord. For purposes hereof, the term "control" or "controlling" shall mean an ownership interest with full voting rights in such entity of at least twenty percent (20%).

         25.2 If Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises to any person or entity, other than a Tenant Affiliate, then at least 30 days, but not more than 90 days, prior to the date Tenant desires the assignment or sublease to be effective (the "Assignment Date"), Tenant shall give Landlord a notice (the "Assignment Notice") containing such information about the proposed assignee or sublessee, including the proposed use of the Premises and any Hazardous Materials proposed to be used or stored in the Premises, the Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease, and such other information as Landlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent. Landlord may, by giving written notice to Tenant within 30 days after receipt of the Assignment Notice: (i) grant or refuse such consent, in its sole but reasonable discretion with respect to subleases affecting less than 50% of the total space in the Premises, and in Landlord's sole discretion with respect to all other subleases and for any assignment, or (ii) terminate this Lease with respect to the space described in the Assignment Notice, as of the Assignment Date (an "Assignment Termination"). Notwithstanding anything to the contrary in the immediately preceding sentence, Landlord shall only have the right to terminate this Lease with respect to the space described in the Assignment Notice, if after the proposed assignment or sublease Tenant will be occupying less than either (x) forty-five percent (45%) of the space in the entire Premises, or (y) less than the amount that Tenant initially occupied on the date which is six (6) months after the Commencement Date. If Landlord elects an Assignment Termination, this Lease, and the term and estate herein granted, shall terminate as of the Assignment Date with respect to the space described in such Assignment Notice. No failure of Landlord to exercise any such option to terminate this Lease shall be deemed to be Landlord's consent to the proposed assignment, sublease or other transfer. Tenant shall reimburse Landlord for all of Landlord's reasonable out-of-pocket expenses in connection with its consideration of any Assignment Notice. Landlord shall not be deemed to have unreasonably withheld its consent to a sublease affecting less than 50% of the space in the Premises, if Landlord determines, in its sole and absolute discretion, that such sublease will have an adverse affect on Landlord's status as a Real Estate Investment Trust, provided, however, if Landlord determines that the terms and provisions of a sublease agreement, rather than the identity of the subtenant, has an adverse affect on Landlord's status as a Real Estate Investment Trust, Landlord shall notify Tenant with ten (10) days of discovering such fact, and shall notify Tenant as to those provisions in the sublease agreement which need to be changed.

         25.3 As a condition to any such assignment or subletting, Landlord may require:

                  25.3.1 that any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such third party notice Tenant is in Default under this Lease, such third party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under the Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment; and

                  25.3.2 a list of Hazardous Materials, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use or store in the Premises together with the Documents, referred to in Section 39.2 with respect to such proposed assignee or sublessee.

         25.4 Not withstanding any assignment or subletting, Tenant shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant's other obligations under this Lease. Except for an assignment or sublease to a Tenant Affiliate, if the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefore or incident thereto) exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional Rent hereunder 50% of the rental and other consideration which is in excess of 125% of the rental payable under this Lease with ten (10) days following receipt thereof by Tenant. If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any such subletting and Landlord as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligations under this Lease; except that, until the occurrence of an act of Default by Tenant, Tenant shall have the right to collect such rent.

         25.5 The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or sublessee of the Premises from obtaining the consent of landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under the Lease. The acceptance of Rent or any other sum due hereunder, or the acceptance f performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.

         25.6 Landlord, in its sole and absolute discretion, may provide any subtenant with a tenant improvement allowance for improvements in the Premises on terms and provisions similar to the provisions set forth in Section 5.2.1 hereof.

         25.7 With respect to all subleases and assignments (whether or not Landlord has the right to consent to same), Tenant shall deliver to Landlord a duly executed sublease or assignment agreement, as the case may be, for Landlord's approval, which approval shall not be unreasonably withheld or delayed. Landlord shall not be deemed to have unreasonably withheld its approval to any sublease or assignment agreement if such sublease or assignment will in any manner adversely affect Landlord's status as a real estate investment rust, in the sole and absolute discretion of Landlord.

26.      Attorneys' Fees and Costs

         26.1 If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the non-prevailing party reasonable attorneys' fees, charges and disbursements and costs of suit.

27.      Bankruptcy

         27.1 If a debtor, trustee, or debtor in possession under the Bankruptcy Code, or other person with similar rights, duties and powers under any other law, proposes to cure any default under this Lease or to assume or assign this Lease, and is obliged to provide adequate assurance to Landlord that: (i) a default will be cured, (ii) Landlord will be compensated for its damages arising from any breach of this Lease, or (iii) future performance under this Lease will occur, then adequate assurance shall include any or all of the following, as designated by Landlord:

                  27.1.1 Those acts specified in the Bankruptcy Code or other law as included within the meaning of adequate assurance, even if this Lease does not concern a shopping center or other facility described in such laws;

                  27.1.2 A prompt cash payment to compensate Landlord for any monetary defaults or actual damages arising directly from a breach of this Lease;

                  27.1.3 A cash deposit in an amount at least equal to the Security Deposit as referenced in 2.1.5 originally required at time of execution of this Lease, as same may have been increased pursuant to Section 9.2.

                  27.1.4 The assumption or assignment of all of Tenant's interest and obligations under this Lease.

28.      Estoppel Certificate

         Tenant shall, within 10 days of written notice from Landlord, execute, acknowledge and deliver a statement in writing substantially in the form attached to this Lease as Exhibit "D" with the blanks filled in, and on any other form reasonably requested by a proposed lender or purchaser, (i) certifying this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advanced, if any, (ii) acknowledging there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed and (iii) setting forth such further information with respect to this Lease or the Premises as may be requested thereon by Landlord. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Tenant's failure to deliver such statement within such time shall, at the option of Landlord, constitute a Default under this Lease, and, in any event, shall be conclusive upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.

29.      Joint and Several Obligations

         29.1 If more than one person or entity executes this Lease as Tenant,

                  29.1.1 Each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant, and

                  29.1.2 The term "Tenant" as used in this Lease shall mean and include each of them jointly and severally. The act of, notice from, notice to, refund to, or the signature of, any one or more of them, with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons and/or entities executing this Lease as Tenant with the same force and effect as if each and all of them had so acted, so given or received such notice or refund or so signed.

30.      Definition of Landlord:  Limitation of Landlord's Liability

         30.1 The term "Landlord" as used in this Lease shall mean ARE-279 Princeton Road, LLC or its successor-in-interest under this Lease at the time in question. Upon any transfer, assignment or conveyance of all of Landlord's interest in the Premises ("Landlord's Interest"): (i) the person or entity who is then Landlord shall without further action be freed and relieved, from and after the date of such transfer, assignment or conveyance, of all liability for the performance of any covenants or obligations contained in this Lease thereafter to be performed by Landlord and, (ii) the transferee of Landlord's Interest shall, without further action, be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder during its ownership of Landlord's Interest. Landlord may transfer all or any portion of its interest in the Building, the Premises or this Lease without the consent of Tenant and any such transfer or subsequent transfer shall not be deemed a violation of any of the terms or conditions of this Lease.

         30.2 If Tenant recovers a money judgment against Landlord as a result of: (i) any breach of this Lease by Landlord, or (ii) any breach of any duty or obligation of any kind however arising owed by Landlord to Tenant as a consequence of the landlord/tenant relationship created hereunder, such judgment shall be satisfied only out of the interest of Landlord in the Building and not out of any other assets of Landlord, the parties hereby expressly agreeing that Landlord shall not be personally liable for any such money judgment.

         30.3 If Landlord is a partnership, limited liability company or joint venture, the members of such limited liability company or the partners of such partnership shall not be personally liable and no member or partner of Landlord shall be sued or named as a party in any suit or action or service of process be made against any partner of Landlord except as may be necessary to secure jurisdiction of the partnership, limited liability company or joint venture. If Landlord is a corporation, the shareholders, directors, officers, employees, and/or agents of such corporation shall not be personally liable and no shareholder, director, officer, employee or agent of Landlord shall be sued or named as a party in any suit or action or service of process made against any shareholder, director, officer, employee or agent of Landlord. No partner, member shareholder, director, employee, or agent of Landlord shall be required to answer or otherwise plead to any service of process and no judgment will be taken or writ of execution levied against any partner, member, shareholder, director, employee or agent of Landlord.

         30.4 Each of the covenants and agreements of this Article 30 shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or by common law and shall survive the termination of the Lease.

31.      Premises Control by Landlord

         31.1 Landlord reserves full control over the Premises to the extent not inconsistent with Tenant's use and enjoyment of the Premises. This reservation includes but is not limited to right of Landlord to grant easements and licenses to others and the right to maintain or establish ownership of the Building separate from fee title to the land on which the Building is located.

         31.2 Tenant shall, should Landlord so request, promptly join with Landlord in execution of such documents as may be reasonably appropriate to assist Landlord to implement any such action, provided Tenant need not execute any document which imposes liability on Tenant or materially and substantially deprives Tenant of the quiet enjoyment and use of the Premises pursuant to this Lease.

         31.3 Landlord may, at any and all reasonable times during non-business hours (or during business hours if Tenant so requests), and upon reasonable advance notice (provided no time restrictions shall apply or advance notice need by given if an emergency necessitates an immediate entry), enter the Premises to
(a) inspect the same and to determine whether Tenant is in compliance with its obligations hereunder, (b) supply any service Landlord is required to provide hereunder, (c) show the Premises to prospective lenders, insurers, investors, purchasers or, during the last year of the Term, tenants, (d) post notices of nonresponsibility, and (e) alter, improve or repair any portion of the Building. In connection with any such alteration, improvement or repair, Landlord may erect in the Premises scaffolding and other structures reasonably required for the work to be performed. In no event shall Tenant's Rent abate as a result of any such entry or work; provided, however, all such work shall be done in such a manner as to cause as little interference to Tenant as reasonably possible. Landlord shall at all times retain a key with which to unlock all of the doors in the Premises. If an emergency necessitates immediate access to the Premises, Landlord may use whatever force is necessary to enter the Premises and any such entry to the Premises shall not constitute a forcible or unlawful entry to the Premises, an unlawful detainer of the Premises, or an eviction of Tenant from the Premises, or any portion thereof.

32.      Quiet Enjoyment

         So long as Tenant is not in default, Landlord covenants Landlord or anyone acting through or under Landlord will not disturb Tenant's occupancy of the Premises except as permitted by the provisions of this Lease.

33.      Intentionally Deleted

34.      Parking Improvements

         43.7 If any governmental authority requires additional parking spaces to be located on the Premises: (i) Landlord shall perform the work necessary to create such parking spaces, and (ii) Tenant shall pay Landlord on a monthly basis, as annual Additional Rent, together with payments of Basic Rent, for each month during the remaining Term of this Lease (including extensions) an amount equal to 10% of one-half of the actual costs incurred by Landlord in constructing such parking spaces.

35.      Subordination and Attornment

         35.1 This lease shall be subject and subordinate to the lien of any mortgage, deed of trust, or lease in which Landlord is tenant, now or hereafter in force against the Premises, and to all advances made or hereafter to be made upon the security thereof without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination; provided, however that so long as there is no Default hereunder, Tenant's right to possession of the Premises shall not be disturbed by the holder of any such lien.

         35.2 Notwithstanding the foregoing, Tenant shall execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or mortgages or deeds of trust or lease in which Landlord is tenant as may be required by Landlord. However, if any such mortgagee, beneficiary or landlord under lease wherein Landlord is tenant so elects, this Lease shall be deemed prior in lien to any such lease, mortgage, or deed of trust upon or including the Premises regardless of date and Tenant will execute a statement in writing to such effect at Landlord's request. If Tenant fails to execute any document required from Tenant under this Section within 10 days after written request therefor, Tenant hereby constitutes and appoints Landlord as its special attorney-in-fact to execute and deliver any such document or documents in the name of Tenant. Such power is coupled with an interest and is irrevocable.

         35.3 If any proceedings are brought for foreclosure, or upon the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Premises, the Tenant shall, at the election of the purchaser at such foreclosure or sale, attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the landlord under this Lease.

36.      Surrender

         36.1 No surrender of possession of any part of the Premises shall release Tenant from any of its obligations hereunder unless accepted by Landlord.

         36.2 The voluntary or other surrender of this Lease by Tenant shall not work a merger, unless Landlord consents and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies.

         36.3 The voluntary or other surrender of any ground or underlying lease that now exists or may hereafter be executed affecting the Premises, or a mutual cancellation, thereof, or of Landlord's interest therein, shall not work a merger and shall, at the option of the successor of Landlord's interest in the Premises, operate as an assignment of this Lease.

         36.4 Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord broom clean and free of debris; with all of Tenant's moveable business and trade fixtures which have not been paid for with the Tenant Improvements Allowance removed therefrom; with all alterations, improvements and fixtures required by Landlord to be removed from the Premises actually removed and all damage as a result of our caused by such removal repaired; and with all licenses, permits and similar items which will restrict or affect the use of the Premises (the "Use Permits") after the Expiration Date released and fully terminated. Tenant shall be deemed to be a holdover tenant in accordance with
Article 12 hereof until it delivers to Landlord a release of the Use Permits.

37.      Waiver and Modification

         No provision of this Lease may be modified, amended or added to except by an agreement in writing. The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.

38.      Waiver of Jury Trial and Counterclaim

         THE PARTIES HERETO SHALL AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND OR ANY CLAIM OF INJURY OR DAMAGE.

39.      Hazardous Materials

         39.1 Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept or used in or about the Premises, in violation of applicable law by Tenant, its agents, employees, contractors or invitees. If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials results in contamination of the Premises, or any adjacent property or if contamination of the Premises or any adjacent property by Hazardous Materials otherwise occurs during the Term of this Lease or any extension or renewal hereof or holding over hereunder, Tenant hereby indemnities and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, damages arising from any adverse impact on marketing of space in the Premises, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Term of this Lease as a result of such contamination. This indemnification of landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Materials present in the air, soil or ground water above on or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises or any adjacent property, caused or permitted by Tenant results in any contamination of the Premises, or any adjacent property, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises or any adjacent property, to the condition existing prior to the time of such contamination, provided Landlord's approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises.

         39.2 Landlord acknowledges it is not the intent of this Article 39 to prohibit Tenant from operating its business as described in Section 2.1.6 above. Tenant may operate its business according to the custom of the industry so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all applicable governmental requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials to be present on the Premises and setting forth any and all governmental approvals or permits required in connection with the presence of such Hazardous Materials on the Premises ("Hazardous Materials List"). Tenant shall deliver to Landlord an updated Hazardous Materials List at least once a year and shall also deliver an updated list before any new Hazardous Materials are brought onto the Premises. Tenant shall deliver to Landlord true and correct copies of the following documents (the "Documents") relating to the handling, storage, disposal and emission of Hazardous Materials prior to the Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a governmental agency: permits; approvals; reports and correspondence; storage and management plans, notice of violations of any laws; plans relating to the installation of any storage tanks to be installed in or under Building (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord's sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local governmental agencies and authorities for any storage tanks installed in, on or under the Building for the closure of any such tanks. Tenant is not required, however, to provide Landlord with any portion(s) of the Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities. It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant's business should such information become possessed by Tenant's competitors.

         39.3 Notwithstanding the provisions of Section 39.1 above, if (i) Tenant or the proposed assignee or sublessee of Tenant has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Materials contaminating a property if the contamination resulted from such party's action or use of the property in question, or (ii) Tenant or the proposed assignee or sublessee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Materials, Landlord shall have the right to terminate this Lease in Landlord's sole and absolute discretion (with respect to any such matter involving Tenant) and shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting (with respect to any such matter involving a proposed assignee or sublessee).

         39.4 At any time, and from time to time, prior to the expiration or earlier termination of the Term, or any extensions thereof, Landlord shall have the right to conduct appropriate tests of the Premises to demonstrate contamination has occurred as a result of Tenant's use of the Premises. Tenant shall be solely responsible for and shall defend, indemnify and hold Landlord, its agents and contractors harmless from and against any and all claims, costs and liabilities including actual attorneys' fees, charges and disbursements, arising out of or in connection with any removal, clean up, restoration and materials required hereunder to return the Premises and any other property of whatever nature to their condition existing prior to the time of any such contamination. Tenant shall pay for the cost of the tests of the Premises.

         39.5 If underground or other storage tests storing Hazardous Materials are located on the Premises or are hereafter placed on the Premises by any party, Tenant shall monitor the storage tanks, maintain appropriate records, implement reporting procedures, property close any underground storage tanks, and take or cause to be taken all other steps necessary or required under the all applicable federal, state and local laws, rules and regulations as they now exist or may hereafter be adopted or amended.

         39.6 Tenant's obligations under this Article 39 shall survive the expiration or earlier termination of the Lease. During any period of time employed by Tenant or Landlord after the termination of this Lease to complete the removal from the Premises of any such Hazardous Materials and the release and termination of any licenses or permits restricting the use of the Premises, Tenant shall continue to pay the full Rent in accordance with this Lease, which Rent shall be prorated daily on the basis of a 30 day month.

         39.7 If Tenant's operations at the Premises now or hereafter constitute an "Industrial Establishment" (as defined under ISRA, as hereinafter defined) or are subject to the provisions of any other environmental law, then Tenant agrees to comply, at its sole cost and expense, with all requirements of ISRA and any other applicable environmental law to the reasonable satisfaction of Landlord and to the satisfaction of the governmental entity, department or agency having jurisdiction over such matters (including, but not limited to, performing site investigations and performing any removal and remediation required in connection therewith), in connection with (i) the occurrence of the Expiration Date, (ii) any termination of this Lease prior to the Expiration Date, (iii) any closure, transfer or consolidation of Tenant's operations at the Premises, (iv) any change in the ownership or control of Tenant, (iv) any permitted assignment of this Lease or permitted sublease of all or party of the Premises or (v) any other action by Tenant which triggers ISRA or any other environmental law; provided, however, the foregoing provisions of this Section 39.7 shall not require Tenant to cleanup and/or remediate any Hazardous Materials other than those Hazardous Materials for which it is responsible under the provisions of this Article 39.

         In connection with Tenant's performance of its obligations above, if, with respect to ISRA, Tenant has failed to obtain a negative declaration or to complete an approved clean-up plan or to otherwise comply with the provisions of ISRA prior to the Expiration Date, or if, with respect to any other environmental law, Tenant has failed to fully comply with the applicable provisions of such other environmental law prior to the Expiration Date, Tenant shall be deemed to be a holdover tenant, shall pay rent at the rate set forth in Section 12.2 and shall continue to diligently pursue compliance with ISRA and/or such other environmental law; provided, however, if Tenant's failure is attributable solely to the failure of the applicable governmental entity, department or agency to timely process the filings by Tenant, then Tenant shall pay rent at the same rate paid by Tenant during the last lease year of this Lease instead of at the holdover rate. Upon Tenant's full compliance with the provisions of ISRA or of such other environmental law, Tenant shall deliver possession of the Premises to Landlord in accordance with the provisions of this Lease and the rent then payable by Tenant shall be adjusted as of said date.

         In connection with (i) any sale or other disposition of all or part of Landlord's interest in the Premises, (ii) any change in the ownership or control of Landlord, (iii) any condemnation, (iv) any foreclosure or (v) any other action by Landlord which triggers ISRA or any other environmental law, Landlord shall comply, at its sole cost and expense, with all requirements of ISRA and such other applicable environmental law; provided, however, if any site investigation is required as a result of Tenant's use and occupancy of the Premises or a spill or discharge of Hazardous Material caused by the act, negligence of omission of Tenant or Tenant's employees, invitees, contractors or agents, then Tenant shall pay all costs associated with said site investigation; in addition, if any removal and remediation is required as a result of a spill or discharge of a Hazardous Material caused by the act, negligence or omission of Tenant or Tenant's employees, invitees, contractors or agents, then Tenant shall pay all costs associated with said removal and remediation.

         If, in connection with such compliance, Landlord requires any affidavits, certifications or other information from Tenant, Tenant agrees to cooperate with Landlord and to deliver to Landlord without charge all such documents within five (5) business days after Tenant's receipt of said request.

         39.8 Tenant hereby represents and warrants to Landlord that Tenant's operations at the Premises have the following Standard Industrial Classification number, as published by the most recent addition of the Standard Industrial Classification Manual published by the Federal Executive Office of the President, Office of Management and Budget: 8371.

         39.9 Landlord hereby represents that I has no knowledge of any Hazardous Materials being located on the Premises except s may be set forth on that certain draft Environmental Report prepared by Dames and Moore dated September 14, 1998. Landlord and Tenant each acknowledge that in making he representation in the immediately preceding sentence, Landlord has no obligation to make any further investigation or inquiry other than reviewing the Environmental Report referred to above.

         39.10 As used herein, the term "Hazardous Materials" means any hazardous or toxic substance, material or waste which is or becomes regulated by any agency, department, commission, or other governmental or regulatory authority of any local, state or federal government having or claiming jurisdiction over the Premises or the conduct of Tenant's business therein (a "Governmental Agency"), including, without limitation, any material or substance which is ; (i) now or at any time hereafter defined as or declared to be "hazardous," "toxic," or any other word, phrase or term intended to denote materials and/or substances which are considered to be health risks, which are not to be released into the environment or the use, storage and disposal of which are regulated by any Governmental Agency, (ii) petroleum, (iii) asbestos,
(iv) designated as a "hazardous substance": pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (v) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et. seq. (42 U.S.C. Section 6903), (vi) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et. seq.; or (v) defined as "hazardous substance" or "hazardous waste" pursuant to the Industrial Site Recovery Act of the State of New Jersey ("ISRA"), N.J.S.A. 131K-6 et. seq. and the regulations promulgated thereunder.

40.      Right to Extend Term.

         Tenant shall have the right to extend the Term of the Lease upon the following terms and conditions:

         40.1 Tenant shall have 2 consecutive rights (each, an "Extension Right") to extend the term of this Lease for 5 years each (individually the "First Extension Term" and the "Second Extension Term: each, an

"Extension Term") on the same terms and conditions as provided in this Lease except as otherwise provided in this Article 40.

         40.2 Beginning on the first day of the First Extension Term (the "First Extension Term Commencement Date") and continuing until the day immediately preceding the one year anniversary of the First Extension Term Commencement Date, Tenant shall pay Landlord Basic Rent in an amount equal to the greater of
(a) the average of the Basic Rent payable by Tenant as of the date immediately preceding the First Extension Term Commencement Date and the Market Rate (as defined below), or (b) the Basic Rent payable by Tenant as of the date immediately preceding the First Extension Term Commencement Date. In addition to the Basic Rent, Tenant shall continue to pay Landlord the Improvement Rent required pursuant to Section 5.2 hereof.

         As of the first anniversary of the First Extension Term Commencement Date and each anniversary thereafter during the First Extension Term (each anniversary date is hereinafter referred to as the "First Extension Term Adjustment Date"), Basic Rent shall increase by increases in the Consumer Price Index (as hereinafter defined), provided, however that Basic Rent shall increase on each First Extension Term Adjustment Date by as least one hundred two and three quarters percent (102.75%), notwithstanding the fact that the Consumer Price Index may not have increased by 2.75%, and in no event shall Basic Rent increase by more than one hundred five and one half percent(105.5%), notwithstanding the fact that the Consumer Price Index may have increased by more the 5.5%.

         Basic Rent payable during the First Extension Term as provided herein shall be determined by multiplying Basic Rent payable immediately before each First Extension Term Adjustment Date by the percentage difference, if any, between the Consumer Price Index as of the date which is one year prior to the applicable First Extension Term Adjustment Date (the "Base Month") and the Consumer Price Index as of the applicable First Extension Term Adjustment Date. "Consumer Price Index" shall mean the Consumer Price Index for All Urban Consumers ("CPI-U") published by the Bureau of Labor Statistics of the United States Department of Labor, New York-Northern New Jersey-Long Island Area (1992-1994=100), or any successor index thereto, appropriately adjusted. In the event the Consumer Price Index is converted to a different standard reference base or otherwise revised, the determination of adjustments provided for herein shall be made with the use of such conversion factor, formula or table for converting the Consumer Price Index as may be published by the Bureau of Labor Statistics or, if said Bureau shall not publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice-Hall, Inc., or any other nationally-recognized publisher or similar statistical information. If the Consumer Price Index ceases to be published and there is no successor thereto, such other index, as Landlord and Tenant shall agree upon in writing, shall be substituted for the Consumer Price Index.

         Beginning on the first day of the Second Extension Term (the "Second Extension Term Commencement Date") and continuing until the day immediately preceding the one year anniversary of the Second Extension Term Commencement Date, Tenant shall pay Landlord Basic Rent in an amount equal to the greater of
(a) the average of the Basic Rent payable by Tenant as of the date immediately preceding the Second Extension Term Commencement Date and the Market Rate (as defined below), or (b) the Basic Rent payable by Tenant as of the date immediately preceding the Second Extension Term Commencement Date. In addition to the Basic Rent, Tenant shall continue to pay Landlord the Improvement Rent required pursuant to Section 5.2 hereof.

         As of the first anniversary of the Second Extension Term (the "Second Extension Term Commencement Date") and on each anniversary of the Second Extension Term Commencement Date (each anniversary date is hereinafter referred to as the "Second Extension Term Adjustment Date") through the end of the Second Extension Term, Basic Rent shall increase by any increase in the Consumer Price Index as provided above, provided, however, that Basic Rent shall increase on each Second Extension Term Adjustment Date by at least one hundred three percent (103.00%), notwithstanding the fact that the Consumer Price Index may not have increased by 3%, and in no event shall Basic Rent increase by more than one hundred six percent (106.0%), notwithstanding the fact that the Consumer Price Index may have increased by more than 6%.

         40.3 Within thirty (30) days after Landlord's receipt of Tenant's renewal notice, Landlord shall notify Tenant of its determination of the annual fair market rental value of the Premises for the applicable Extension Term. Within twenty (20) days after Tenant's receipt of Landlord's notice, Tenant shall have the right to (i) accept Landlord's determination of the annual fair market rental value, or (ii) dispute Landlord's determination of the annual fair market rental value. If Tenant disputes Landlord's determination, then Tenant shall select an independent appraiser to make a determination of the annual fair market rental value of the Premises, said appraiser shall be a MAI appraiser having at least ten (10) years experience, who is an employee of a reputable brokerage firm and who is familiar with the "flex space" rental market in Princeton, New Jersey. Tenant's appraiser shall submit its determination of the annual fair market rental value to Landlord within thirty (30) days after his/her appointment. If Landlord and Tenant's appraiser are unable to agree upon the annual fair market rental value of the Premises within thirty (30) days after Landlord's receipt of the appraiser's determination, then either party may request the American Arbitration Association located in the office closest to the Premises to appoint an independent appraiser, who is a MAI appraiser having at least ten (10) years experience and who is familiar with the "flex space" rental market in Princeton, New Jersey. Said appraiser shall select whichever determination (Landlord's or Tenant's appraiser's) said appraiser believes is the closest to the annual fair market rental value of the Premises, and parties hereto agree to be bound by said selection. Landlord and Tenant shall share equally the costs and expenses of the American Arbitration Association and the appraiser selected by said association. If the determination of the annual fair market rental value of the Premises is not made before the commencement of the First Extension Term or the Second Extension Term, as the case may be, Tenant shall pay the Basic Rent determined by Landlord until the determination has been made. Within thirty (30) days after the determination has been made, Tenant shall pay to Landlord the amount of any underpayment or Landlord shall credit to Tenant the amount of any overpayment, whichever the case may be. The fair market rental value of the Premises as determined by Landlord, Tenant's appraiser or the appraiser determined by the American Arbitration Association shall take into account that this Lease is a triple net lease and any extraordinary maintenance associated with the materials comprising the Building (as opposed to maintenance of the Premises as a result of Tenant's operations therein). The fair market rental value of the Premises for the Extension Term as provided herein shall be the "Market Rent" as such term is used in this Lease.

         40.4 Extension Rights are personal to Coelacanth Chemical Corporation and are not assignable separate and apart from this Lease.

         40.5 Extension Rights are conditional upon Tenant giving Landlord written notice of its election to exercise each Extension Right at least one year prior to the expiration of the initial term of the Lease or the expiration of any Extension Term, time being of the essence.

         40.6 Notwithstanding anything set forth above to the contrary, Extension Rights shall not be in effect and Tenant may not exercise any of the Extension Rights:

                  40.6.1 during any period of time Tenant is in Default under any provision of this Lease; or

                  40.6.2 If Tenant has been in Default under this Lease four (4) or more times during the twelve (12) month period immediately prior to the date Tenant attempts to exercise an Extension Right.

         40.7 The Period of time within which any Extension Right may be exercised shall not be extended or enlarged by reason of the Tenant's inability to exercise the Extension Rights because of the provisions of Section 40.6 above.

         40.8 The Extension Rights shall terminate and be of no further force or effect even after Tenant's due and timely exercise of an Extension Right, if, after such exercise, but prior to the commencement date of an Extension Term,
(i) Tenant fails to timely cure any Default by Tenant under this Lease; or (ii) Tenant has defaulted four (4) or more times during the period from the date of the exercise of an Extension Right to the date of the commencement of the Extension Term.

41.      Miscellaneous

         41.1 Terms and Headings. Where applicable in this Lease, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof.

         41. 2 Examination of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

         41.3 Time. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

         41.4 Covenants and Conditions. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

         41.5 Entire Agreement. The terms of this Lease are intended by the parties as a final expression of their agreement with respect to the terms as are included herein, and may not be contradicted by evidence of any prior or contemporaneous agreement. The Exhibits and Addenda hereto, if any, are incorporated herein by this reference and this Lease and the Exhibits and Addenda hereto, if any, all constitute a single integrated agreement.

         41.6 Severability. Any provision of this Lease which shall prove to be invalid, void, or illegal in no way affects, impairs or invalidates any other provision hereof, and such other provisions shall remain in full force and effect.

         41.7 Recording. Neither party shall record this Lease. At the request of either party, Landlord and Tenant shall execute and record a memorandum of lease in form and substance reasonably satisfactory to both parties.

         41.8 Impartial Construction. The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

         41.9 Inurement. Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators, successors, assigns, sublessees, or any person who may come into possession of said Premises or any part thereof in any manner whatsoever. Nothing contained in this Section 41.9 shall in any way alter the provisions against assignment or subletting in this Lease.

         41.10 Notices. Any notice, consent, demand, bill, statement, or other communication required or permitted to be given hereunder must be in writing and may be given by personal delivery or reputable overnight courier and shall be deemed given when received, addressed to Tenant at the Premises, or to Tenant or Landlord at the addresses shown in Sections 2.1.7 and 2.1.8 of the Basic Lease Provisions. Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes.

         41.11 Jurisdiction. This Lease shall be governed by, construed and enforced in accordance with the laws of the state in which the Premises are located, applied to contracts made in such state to be wholly performed in such state.

         41.12 Authority. That individual or those individuals signing this Lease guarantee, warrant and represent said individual or individuals have the power, authority and legal capacity to sign this Lease on behalf of and to bind all entities, corporations, partnerships, joint venturers or other organizations and/or entities on whose behalf said individual or individuals have signed.

         41.13 Tenant shall provide to Landlord, upon request from time to time during the Term of this Lease, but in no event more often than once in any twelve (12) month period, Tenant's most recent business plan and financial information, including the most recent audited financial statements of Tenant.

42.      Option Rights

         42.1 If Landlord determines, in its sole and absolute discretion, to sell the Premises, then Landlord shall first deliver to Tenant a notice (the "Availability Notice") which states that the Premises are available for sale. Tenant shall have an exclusive period of one hundred twenty (120) days from the date of the Availability Notice to negotiate, in good faith, a purchase and sale agreement for the Premises, on terms and conditions that are mutually acceptable to Landlord and Tenant, in their respective sole and absolute discretions. Notwithstanding the foregoing, neither Landlord nor Tenant shall be liable to the other for the failure of the parties to reach agreement on the terms and conditions of such purchase and sale agreement. If Landlord and Tenant do not agree upon the terms and conditions of such purchase and sale agreement within such one hundred twenty (120) day period, then the rights of Tenant pursuant to this Section 42.1 shall be null and void and of no further force and effect, and Landlord shall have the right to sell the Premises without offering same to Tenant pursuant to this Section
42.1. If Landlord and Tenant enter into a purchase and sale agreement for the Premises within such one hundred twenty (120) day period, then Landlord shall sell, and Tenant shall purchase, the Premises on the terms and conditions set forth in the purchase and sale agreement. Tenant's rights under this Section
42.1 shall be null and void if, as of the date of the Availability Notice, and thereafter until execution of a purchase and sale agreement by Landlord and Tenant with respect to the Premises, (a) a Default has occurred under this Lease, or an event has occurred which, with the passage of time, may ripen into a Default under this Lease, (b) Coelacanth Chemical Corporation is not in occupancy of at least 80% of the entire Premises as of such dates, or (c) Voting Control of Tenant is held by any person or entity other than Oak Investment Partners, L.P. and/or Oxford Biosciences, L.P. and/or any entity controlling, controlled by or under common control with such respective entities, as provided in Section 5.2.3. A default by Tenant to purchase the Property pursuant to the terms and conditions set forth in the purchase and sale agreement referred to above shall be deemed to be a default by Tenant of its obligations hereunder and Tenant shall no longer have any rights to purchase the Property pursuant to this
Section 42.1.

         42.2 If Landlord and Tenant do not enter into a purchase and sale agreement pursuant to Section 42.1 above, and either (a) within two (2) years after the date of the Availability Notice, Landlord receives a bona-fide written offer to purchase the Premises for a price less than ninety percent (90%) of the highest price offered by Tenant, and Landlord desires to accept such offer, or
(b) more than two (2) years after the date of the Availability Notice, Landlord receives a bona-fide written offer to purchase the Premises for any price, and Landlord desires to accept such offer, then Landlord shall deliver written notice to Tenant of the terms and conditions of such offer (the "Offer Notice"). In either event, Tenant shall have fifteen (15) days from its receipt of the Offer Notice to deliver written notice to Landlord that Tenant agrees to purchase the Premises on the terms and conditions set forth in the Offer Notice. Tenant's failure to respond to the Offer Notice within such fifteen (15) day period shall conclusively be deemed a waiver of its rights set forth in this
Section 42.2. If Tenant exercises its right to purchase the Premises pursuant to this Section 42.2, then Tenant and Landlord shall enter into a purchase and sale agreement for the Premises on the terms and conditions set forth in such Offer Notice. The failure of Tenant to execute a purchase and sale agreement for the Premises within thirty (30) days after exercise of its right to purchase the Premises pursuant to this Section 4.2, for any reason other than the willful default of Landlord, shall be deemed a waiver of its rights set forth in this
Section 42.2. The failure of Tenant to fulfill its obligation to purchase the property pursuant to a purchase and sale agreement shall be deemed a default by Tenant of its obligations hereunder, and Tenant shall no longer have any rights to purchase the Property under this Section 42.2. Notwithstanding the foregoing, neither Landlord nor Tenant shall be liable to the other for the failure of the parties to reach agreement on the terms and conditions of such purchase and sale agreement. In the event the Tenant declines to exercise, or waives, its right to purchase the Premises pursuant to this Section 42.2, then (i) Tenant's rights pursuant to this Section 42.2 shall terminate and be of no further force and effect, and shall not be reinstated if Landlord subsequently accepts another offer to purchase the Premises, and (ii) Landlord may sell the Premises to any purchaser, on terms and conditions which are satisfactory to Landlord in its sole and absolute discretion (which may be more favorable to the purchaser than the terms of the Offer Notice). Tenant's rights under this Section 42.2 shall be null and void if, as of the date of the Offer Notice, and thereafter until execution of a purchase and sale agreement by Landlord and Tenant with respect to the Premises, (1) a Default has occurred under this Lease, or an event has occurred which, with the passage of time, may ripen into a Default under this Lease, (2) Coelacanth Chemical Corporation is not in occupancy of at least 80% of the entire Premises as of such dates, or (3) Voting Control of Tenant is held by any person or entity other than Oak Investment Partners, L.P. and/or Oxford Biosciences, L.P. and/or any entity controlling, controlled by or under common control with such respective entities, as provided in Section 5.2.3.

43.      Arbitration

         43. 1 Except as provided in Sections 24.4.1 and 24.4.2, the parties hereto consent to arbitration of all disputes.

         43.2 The party desiring arbitration shall give notice to that effect to the other party. Within ten (10) days thereafter, the party not requesting arbitration shall propose three (3) arbitrators and the other party shall select one (1) of the three (3).

         43.3 The arbitrator shall be a fit and impartial person who shall have had at least 10 years experience in the State of New Jersey in a calling connected with the matter of the dispute and shall have no prior, present or proposed future affiliation or connection with either party.

         43.4 The arbitration shall be conducted to the extent consistent with this Article in accordance with the then prevailing rules of the American Arbitration Association (or any organization successor thereto). The decision and award shall be rendered by the Arbitrator within 30 days after the appointment of the Arbitrator. Such decision and award shall be in writing and shall be final and conclusive on the parties and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and award, the Arbitrator shall not add to, subtract from or otherwise modify the provisions of this Lease. Judgment may be had on the decision and award of the Arbitrator so rendered in any court of competent jurisdiction.

         43.5 Each party shall pay the fees and expenses of the Arbitrator and all other expenses of the arbitration (other than the fees and disbursements of attorneys or witnesses for each party) shall be borne by the parties equally.

         43.6 Notwithstanding anything to the contrary elsewhere provided in this Lease, if the subject matter of a dispute which is provided in this Lease to be determined by an arbitration is (a) one which would directly affect the liability of an insurer under any of the policies of insurance referred to herein and the party which is the insured under such policy so notifies the other party or (b) one which cannot be the subject of arbitration under a mortgage, deed of trust or lease in which Landlord is tenant encumbering the Premises then unless such insurer or the holder of a mortgage, deed of trust or lease in which Landlord is tenant encumbering the Premises gives its written consent to the determination of such matter by arbitration, the dispute shall not be determined by arbitration and the parties shall be left to such other remedies as they may have.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.


                          Landlord:

                          ARE-279 PRINCETON ROAD, LLC,
                          a Delaware limited liability company

                          By:   Alexandria Real Estate Equities, L.P.,
                                a Delaware limited partnership, Managing Member

                                By: ARE-QRS Corp., a Maryland corporation, General partner


                                         --------------------------------------
                                         Name:
                                         Title:



                          Tenant:

                          COELACANTH CHEMICAL CORPORATION

                          By:
                                --------------------------
                                  Name:
                                  Title: